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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Hudson Foods, Inc. on Form S-3 (file No. 33-________) of our report dated October 26, 1994, on our audits of the consolidated financial statements and financial statement schedules of Hudson Foods, Inc. as of October 2, 1993, as restated, and for the year ended October 1, 1994 which report is included in the Company's Annual Report on Form 10-K.



                                      COOPERS & LYBRAND L.L.P.
                                      /s/ Coopers & Lybrand L.L.P.


Tulsa, Oklahoma
May 12, 1995